Registration Number 333-128406
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
QUALMARK CORPORATION
(Name of small business issuer in its charter)

Colorado	3821	84-1232688

(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
4580 Florence Street, Denver, Colorado 80238 (303) 245-8800
(Address and telephone number registrant’s principal executive offices and principal place of business)
Andrew Drenick
Chief Executive Officer
QualMark Corporation
4580 Florence Street
Denver, CO 80238
(303) 245-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Cynthia L. King, Esq.
C L King & Associates, LLC
P.O. Box 1609
Nederland, CO 80466
(303) 258-7200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION
     We hereby remove from registration all of the shares of common stock registered under this registration statement (333-128406) which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 9th day of May, 2008.

QUALMARK CORPORATION
By:	/s/ Andrew Drenick
Andrew Drenick, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Andrew Drenick	President, Chief Executive	May 9, 2008

Andrew Drenick	Officer and Director (Principal Executive Officer)

/s/ Anthony Scalese	Chief Financial Officer and	May 9, 2008

Anthony Scalese	(Principal Financial and Accounting Officer)

/s/ Christopher Roser	Director	May 9, 2008

Christopher Roser

/s/ Gerald Laber	Director	May 9, 2008

Gerald Laber

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